Exhibit 10.1

JOINDER AND SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY agreement

This Joinder and Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 21st day of June, 2018 by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) (i) CANCER GENETICS, INC., a Delaware corporation (“Parent”), (ii) GENTRIS, LLC, a Delaware limited liability company (“Delaware Subsidiary” and together with Parent, individually and collectively, jointly and severally, the “Existing Borrower”), (iii) VIVOPHARM, LLC, a Delaware limited liability company (“Vivo”), and (iv) RDDT A VIVOPHARM COMPANY PTY LTD, a company incorporated under the laws of Australia (“Australian Borrower”, and together with Vivo, jointly and severally, individually and collectively, “New Borrower”) (Australian Borrower, together with Vivo and Existing Borrower, jointly and severally, individually and collectively, “Borrower”).

Recitals

A. Bank and Existing Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2017, as amended by that certain Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of May 14, 2018, between Existing Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C. Existing Borrower has requested that Bank amend the Loan Agreement to (i) add new borrowers to the Loan Agreement and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. In reliance upon the representations and warranties set forth below, Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent provided in this Amendment, and only in accordance with the terms and subject to the conditions set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Joinder to Loan Agreement. The undersigned, Vivo and Australian Borrower, hereby join the Loan Agreement and each of the Loan Documents, as if each were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3. Subrogation and Similar Rights. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement or other Loan Documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from the other Borrowers, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

4. Grant of Security Interest. To secure the prompt payment and performance of all the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired or arising, and wherever located, including, without limitation, all of New Borrower’s assets (including, without limitation, its Intellectual Property), and all New Borrower’s books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by any Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

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5. Representations and Warranties. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

6. Delivery of Documents. New Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or contemporaneously with delivery of this Amendment, each in form and substance satisfactory to the Bank:

A.	the completed Borrowing Resolutions for Vivo, together with the duly executed original signatures thereto;

B.	the Operating Documents and long-form good standing certificate of Vivo certified by the Secretary of State of Delaware and each jurisdiction in which Vivo is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date hereof;

C.	a certified copy of the Certificate of Registration and Constitution of each of Australian Borrower and Guarantor, as amended, a Verification Certificate containing a certified copy of extracts of meeting of the directors of each of Australian Borrower and Guarantor authorizing the execution of this Agreement and any other Loan Documents to which it is a party;

D.	a landlord’s consent in favor of Bank for 1214 Research Boulevard, Hummelstown, Pennsylvania 17036 by the landlord thereof, together with the duly executed original signatures thereto;

E.	duly executed original signatures to the Australian Security and Guarantee required by Bank;

F.	the duly executed blank share transfer form and original share certificate for the issued shares in Australian Borrower;

G.	certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC and PPSR termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

H.	an Intellectual Property Security Agreement of each New Borrower and Guarantor, together with the duly executed original signature thereto (collectively, the “New Borrower IP Security Agreement”)

I.	a Perfection Certificate of each New Borrower, together with the duly executed original signatures thereto (collectively, the “New Borrower Perfection Certificate”);

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J.	a Perfection Certificate of Guarantor, together with the duly executed original signatures thereto;

K.	legal opinion of Bank’s Australian counsel in respect of Australian Borrower and Guarantor (authority/enforceability), in form and substance acceptable to Bank;

L.	evidence satisfactory to Bank that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

M.	such other documents as Bank may reasonably request.

7. Amendments to Loan Agreement.

7.1 Section 1 (Accounting and Other Terms). Section 1 is amended in its entirety and replaced with the following:

“ Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial calculations in this Agreement (other than for purposes of updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Report shall be derived from the Borrowing Base Report delivered within seven (7) days of month end pursuant to Section 6.2(a) (and not, for clarity, any more recent Borrowing Base Report delivered after such period), and the actual delivery date of such Borrowing Base Report shall be deemed to be the last day of the applicable month. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.”

7.2 Section 2.3 (Overadvances). Section 2.3 is amended in its entirety and replaced with the following:

“ Section 2.3 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances, plus, commencing upon the occurrence of the Second Equity Event, (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

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7.3 Section 2.8 (Letters of Credit Sublimit). The Loan Agreement is amended by inserting the following new provision to appear as Section 2.8 thereof:

“ 2.8 Letters of Credit Sublimit.

(a) Commencing upon the occurrence of the Second Equity Event, as part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (i) Three Hundred Fifty Thousand Dollars ($350,000.00) or (ii) (A) the lesser of (x) the Revolving Line or (y) the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances (including the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve)).

(b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105.0%) for Letters of Credit denominated in Dollars or at least one hundred ten percent (110.0%) for Letters of Credit denominated in a Foreign Currency, in each case of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

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(d) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion). The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”

7.4 Section 2.5 (Fees). Subsection (c)(ii) of Section 2.5 is amended in its entirety and replaced with the following:

“ (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus, commencing upon the occurrence of the Second Equity Event, the sum of the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve);”

7.5 Section 2.5 (Fees). Section 2.5 is amended by (i) replacing “; and” with “;” at the end of subsection (c), (ii) replacing “.” with “; and” at the end of subsection (d), and (iii) inserting the following text to appear as subsection (e) thereof:

“ (e) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.”

7.6 Section 2.6(b) (Payments; Application of Payments; Debit of Accounts). Section 2.6(b) is amended by deleting the text “this Agreement” appearing therein and inserting in lieu thereof the text “the Loan Documents”.

7.7 Section 2.7 (Withholding). Section 2.7 is amended by deleting the text “this Agreement” appearing therein and inserting in lieu thereof the text “the Loan Documents”.

7.8 Section 3.2(b) (Conditions Precedent to all Credit Extensions). Section 3.2(b) is amended in its entirety and replaced with the following:

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“ (b) the representations and warranties in this Agreement and the Australian Security and Guarantee shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement and the Australian Security and Guarantee remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

7.9 Section 3.4 (Conditions Precedent to all Credit Extensions). Section 3.2(b) is amended in its entirety and replaced with the following:

“Section 3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 2:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format reasonably acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, a Borrowing Base Report, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”

7.10 Section 4.1 (Grant of Security Interest). Section 4.1 is amended in its entirety and replaced with the following:

“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

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All Obligations shall be also be secured by the Australian Security and Guarantee and any and all other security agreements, mortgages or other collateral granted to Bank by Australian Borrower as security for the Obligations, now or in the future.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein and in the Australian Security and Guarantee or other collateral granted to Bank by Australian Borrower as security for the Obligations, now or in the future (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement and the Australian Security and Guarantee is terminated, Bank shall terminate the security interest granted herein and in the Australian Security and Guarantee upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.”

7.11 Section 4.2 (Priority of Security Interest). Section 4.2 is amended by replacing the first sentence thereof with the following text:

“Borrower represents, warrants, and covenants that the security interest granted herein and in the Australian Security and Guarantee is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement).”

7.12 Section 5.1 (Due Organization, Authorization; Power and Authority). Section 5.1 is amended by inserting the following new text, to appear at the end of the first paragraph thereof:

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“Australian Borrower is a proprietary company, duly registered and validly existing under the laws of Australia and has the power to carry on its business as it is now being conducted and to own its property and other assets.”

7.13 Section 5.2 (Collateral). Section 5.2 is amended by replacing the first sentence thereof with the following text:

“Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder or the Australian Security and Guarantee, free and clear of any and all Liens except Permitted Liens.”

7.14 Section 5.9 (Tax Returns and Payments; Pension Contributions). Section 5.9 is amended by replacing the first paragraph thereof with the following text:

“Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all Taxes, Australian, foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty-Five Thousand Dollars ($25,000.00).”

7.15 Section 5.13 (Taxation). The Loan Agreement is amended by inserting the following text to appear as Section 5.13 (Taxation) thereof:

“5.13 Taxation. Borrower has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes save for assessments in relation to the ordinary course of the business of Borrower or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest accounts of Borrower or information delivered to Bank under this Agreement.”

7.16 Section 6.2(a) (Financial Statements, Reports, Certificates). Section 6.2(a) is amended in its entirety and replaced with the following:

“ (a) a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) with each Advance request and (ii) within seven (7) days after the end of each month;”

7.17 Section 6.2(k) (Financial Statement, Reports, Certificates). Section 6.2 is hereby amended by (i) deleting “; and” in subsection (i) and replacing it with “;”, (ii) deleting “.” in subsection (j) and replacing it with “;”, and (ii) inserting the following to appear as subsections (k) and (l) thereto:

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“ (k) prior to the occurrence of the Second Equity Event, no later than Friday of each week, a thirteen (13) week cash flow forecast, in a form acceptable to Bank; and

(l) prompt written notice of any changes to the beneficial ownership information set out in items 2(d) and 2(e) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

7.18 Section 6.6 (Access to Collateral; Books and Records). The last sentence of Section 6.6 is amended in its entirety and replaced with the following:

“In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

7.19 Section 6.8(a) (Accounts). Section 6.8(a) is amended in its entirety and replaced with the following:

“ (a) Maintain all of its, all of its Subsidiaries’ and all of Australian Parent’s operating and other depository accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates; provided, however, during the Transition Period, Borrower shall be permitted to maintain (i) lockbox accounts with JP Morgan Chase Bank (the “Chase Accounts”) provided that Borrower shall transfer any and all funds maintained or deposited into the Chase Accounts into an account of Borrower maintained with Bank on a bi-weekly basis and (ii) one (1) account with Regions Bank, provided that the maximum balance in the Regions Account shall not at any time exceed Ten Thousand Dollars ($10,000.00) (the “Regions Account” and collectively with the Chase Accounts, the “Temporary Accounts”). Notwithstanding the foregoing, the Borrower shall be permitted to maintain certificates of deposit with JP Morgan Chase Bank to secure Borrower’s letter of credit with JP Morgan Chase Bank maintained as a security deposit for Borrower’s lease of its headquarters premises, provided that the aggregate balance maintained in such certificates of deposit does not at any time exceed Three Hundred Six Thousand Dollars ($306,000.00) plus accrued interest (collectively, the “CD Accounts”). In addition, (i) during the PNC Transition Period, Vivo shall be permitted to maintain one (1) account with PNC Bank, provided that the maximum balance in the PNC Account shall not at any time exceed Two Hundred Thousand Dollars ($200,000.00) (the “PNC Account”) and (ii) Australian Parent shall be permitted to maintain (A) two (2) accounts (account nos. 531 and 854) with Westpac Australia provided that the maximum balance in account no. 531 shall not at any time exceed Four Hundred Thousand Australian Dollars (AUD$400,000.00) and the maximum balance in account no. 854 shall not at any time exceed Twenty-Five Thousand Australian Dollars (AUD$25,000.00) (collectively, the “Westpac Accounts”), and (B) one (1) payment transmitter account with Cambridge Mercantile (Australia) Pty. Ltd. Any Guarantor shall maintain all depository, operating and securities/investment accounts with Bank and Bank’s Affiliates. In addition, Borrower and any Guarantor shall use Bank for all foreign exchange and letters of credit.”

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7.20 Section 6.8(b) (Accounts). The last sentence of Section 6.8(b) is amended in its entirety and replaced with the following:

“The provisions of the previous sentence shall not apply to (i) the CD Accounts, (ii) the Temporary Accounts during the Transition Period, (iii) the PNC Account during the PNC Transition Period, (iv) the Westpac Accounts, or (v) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

7.21 Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:

“6.9 Financial Covenants.

(a) Adjusted EBITDA. Achieve, to be tested as of the last day of each month, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, measured on a trailing three (3) month basis, Adjusted EBITDA, for the period indicated in accordance with the following schedule, of at least:

Three (3) Month Period Ending	Adjusted EBITDA
March 31, 2018	$(3,300,000)
April 30, 2018	$(2,850,000)
May 31, 2018	$(2,500,000)
June 30, 2018	$(2,000,000)
July 31, 2018	$(1,800,000)
August 31, 2018	$(1,650,000)
September 30, 2018	$(1,500,000)
October 31, 2018	$(750,000)
November 30, 2018	$0.00
December 31, 2018 and each period thereafter	$750,000

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(b) Minimum Revenue. Achieve, to be tested as of the last day of each quarter, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, revenue for each fiscal quarter, for the period indicated in accordance with the following schedule, of at least:

Quarter	Minimum Revenue
March 31, 2018	$6,300,000
June 30, 2018	$7,010,000
September 30, 2018	$7,042,000
December 31, 2018	$7,830,000

With respect to the period ending March 31, 2019 and each period thereafter, the levels of minimum revenue shall be set by Bank in its sole discretion, based upon Borrower’s Board-approved operating plan and financial projections, which covenant levels shall be set at an amount equal to at least one hundred percent (100.0%) of the corresponding levels of minimum revenue set forth for such periods for Borrower’s prior fiscal year. With respect thereto, (i) Borrower’s failure to either (1) agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2019, to any such covenant levels with respect to Borrower’s fiscal year ending December 31, 2019, or (2) notwithstanding Section 6.2(e) of this Agreement, deliver to Bank, on or before the earlier to occur of (i) January 31, 2019 or (ii) approval by the Board, Borrower’s budgets, sales projections, operating plans and other financial information of Borrower that Bank deems relevant, including, without limitation, Borrower’s Board-approved operating budgets, projections and plans, with respect to Borrower’s fiscal year ending December 31, 2019, shall result in an immediate Event of Default for which there shall be no grace or cure period.

(c) Minimum Liquidity. Maintain at all times, to be tested as of the last day of each month, Liquidity of at least Two Million Dollars ($2,000,000.00).”

7.22 Section 6.10(b) (Protection and Registration of Intellectual Property Rights). Section 6.10(b) is amended by replacing the second sentence thereof with the following text:

“If Borrower decides to register any Copyrights or mask works in the United States Copyright Office or the Personal Properties Securities Register thereof, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office or the Australian equivalent thereof (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office or the Australian equivalent thereof; and (z) record such intellectual property security agreement with the United States Copyright Office or the Australian equivalent thereof contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office or the Australian equivalent thereof.”

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7.23 Section 6.12 (Online Banking). Section 6.12 is amended in its entirety and replaced with the following:

“6.12 Online Banking.

(a) Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b) Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.”

7.24 Section 6.13 (Further Assurances). Section 6.13 is amended by deleting the text “this Agreement” appearing therein and inserting in lieu thereof the text “the Loan Documents”.

7.25 Section 7.2 (Changes in Business, Management, Control, or Business Locations). Section 7.2 is amended by inserting the following text to appear as the last sentence thereof:

“If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Ten Thousand Dollars ($10,000.00) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.”

7.26 Section 7.5 (Encumbrance). Section 7.5 is amended in its entirety and replaced with the following:

“7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein or in the Australian Security and Guarantee, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

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7.27 Section 7.7 (Distributions; Investments). Section 7.7 is amended by inserting “or by Borrower to a Subsidiary which is a Borrower.” to appear at the end of subsection (b) thereof.

7.28 Section 8 (Events of Default). Section 8 is amended by replacing the opening sentence thereof with the following text:

“Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement and the Loan Documents:”

7.29 Section 8.5 (Insolvency). Section 8.5 is amended in its entirety and replaced with the following:

“8.5 Insolvency. If any of the following occurs in respect of Borrower or any Subsidiary: (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) it admits its inability to pay its debts as they fall due; (c) it suspends making payments on any of its debts or announces an intention to do so; (d) a moratorium is declared in respect of any of Borrower’s or any Subsidiary’s indebtedness; (e) by reason of actual or anticipated inability to pay debts as they fall due or insolvency it begins negotiations with any creditor for the rescheduling of any of its indebtedness; (f) the value of its assets is less than its liabilities (taking into account its prospective and contingent liabilities); or (g) in respect of Australian Borrower, without limiting any of the foregoing: (i) it is taken to have failed to comply with a statutory demand under section 459(F)(1) of the Corporations Act; (ii) it must be presumed by a court to be insolvent under section 459(C)(2) of the Corporations Act; (iii) it is the subject of a circumstance specified in section 461 of the Corporations Act (whether or not an application to court has been made under that section); (iv) if it is a trustee of a trust, it is unable to satisfy out of the assets of the trust the liabilities incurred by it for which it has a right to be indemnified from the assets of the trust as and when those liabilities fall due; or (v) it stops or suspends payment to all or a class of creditors generally;”

7.30 Section 8.13 (Insolvency Proceedings). The Loan Agreement is amended by (i) replacing “; or” with “;” at the end of Section 8.11 thereof, (ii) replacing “.” with “; or” at the end of Section 8.12 thereof, and (iii) inserting the following text to appear as Section 8.13 (Insolvency Proceedings) thereof:

“8.13 Insolvency Proceedings. If any of the following occurs in respect of Borrower or any Subsidiary (each of which shall be an “Insolvency Proceeding”): (a) Borrower or any Subsidiary begins a US Insolvency Proceeding or an Australian Insolvency Proceeding; (b) a US Insolvency Proceeding is begun against Borrower or any Subsidiary and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made until any US Insolvency Proceeding is dismissed); or (c) an Australian Insolvency Proceeding is begun against Borrower and, to the extent that Borrower satisfies Bank that it is a vexatious or frivolous winding-up petition, it not dismissed or stayed within fourteen (14) days (but no Credit Extensions shall be made until any such Australian Insolvency Proceeding is dismissed);”

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7.31 Section 9.6 (No Waiver; Remedies Cumulative). Section 9.6 is amended by replacing the penultimate sentence thereof with the following text:

“Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or any other Loan Document or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver.”

7.32 Section 9.8 (Borrower Liability). Section 9.8 is amended by replacing the first and second sentence thereof with the following text:

“Each Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the others as agent for itself for all purposes hereunder, including with respect to requesting Credit Extensions hereunder”

7.33 Section 11 (Choice of Law, venue and jury trial waiver). Section 11 is amended by deleting the text “this Agreement” appearing in the first sentence thereof and inserting in lieu thereof the text “the Loan Documents”.

7.34 Section 12.1 (Termination Prior to Revolving Line Maturity Date; Survival). Section 12.1 is amended by replacing the first sentence thereof with the following text:

“All covenants, representations and warranties made in the Loan Documents shall continue in full force until the Loan Documents have terminated pursuant to their terms and all Obligations have been satisfied.”

7.35 Section 12.4 (Time of Essence). Section 12.4 is amended in its entirety and replaced with the following:

“12.4 Time of Essence. Time is of the essence for the performance of all Obligations in the Loan Documents.”

7.36 Section 12.9 (Confidentiality). The last paragraph of Section 12.9 is amended in its entirety and replaced with the following:

“Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.”

7.37 Section 12.11 (Right of Setoff). Section 12.11 is amended by inserting the following text to appear as the last paragraph thereof:

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“Bank may, without any demand or notice, set off and apply indebtedness it owes to Australian Borrower against any money owing to it by Australian Borrower under any Loan Document, whether or not the amount owed by Bank or Australian Borrower is immediately payable or is owed alone or with any other person and, regardless of the place of payment, banking branch or currency of either obligation. Further, Australian Borrower authorises Bank to apply (without prior notice) any credit balance (whether or not then due) to which Australian Borrower is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation (whether or not matured) of, any office of Bank in or towards satisfaction of any sum then due and payable by it to Bank under the Loan Documents and unpaid. For these purposes, Bank may convert one currency into another, provided that nothing in this Section 12.11 shall be effective to create a charge.”

7.38 Section 12.17 (Conflicts). The Loan Agreement is amended by inserting the following text to appear as Section 12.17 (Conflicts) thereof:

“12.17 Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any Loan Document (other than the Australian Security and Guarantee), the terms of this Agreement shall prevail. In no event will any representation, warranty or covenant in any Loan Document (other than the Australian Security and Guarantee) prohibit or cause Borrower to take any additional action or refrain from taking any action not required by this Agreement if and to the extent that the subject matter of the representation, warranty or covenant in the Loan Document (other than the Australian Security and Guarantee) is dealt with in this Agreement. Any representation, warranty or covenant in this Agreement which states that Bank shall not unreasonably withhold consent shall apply to the counterpart representation, warranty or covenant in any Loan Document (other than the Australian Security and Guarantee) (even if not specifically stated) and the parties agree that the representations, warranties and covenants in each of the Loan Documents (other than the Australian Security and Guarantee) are not intended to be more restrictive than the counterpart representation, warranty or covenant in this Agreement.”

7.39 Section 13 (Definitions). The preamble in the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“ “Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Bank reserves the right, at any time after the Effective Date, in its sole discretion in each instance, to either (i) adjust any of the criteria set forth below and to establish new criteria or (ii) deem any Accounts owing from a particular Account Debtor or Account Debtors to not meet the criteria to be Eligible Accounts. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:”

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7.40 Section 13 (Definitions). Subsection (a) of the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“ (a) Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;”

7.41 Section 13 (Definitions). Subsection (e) of the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“ (e) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or Canada or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States or Canada (except in the case of both (i) and (ii) for Eligible Foreign Accounts, provided that the aggregate amount of Eligible Foreign Accounts included in the Borrowing Base shall not exceed an amount equal to twenty-five percent (25.0%) of all amounts included in the Borrowing Base at any time);”

7.42 Section 13 (Definitions). Subsection (t) of the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;”

7.43 Section 13.1 (Definitions). The definition of Eligible Accounts set forth in Section 13.1 is hereby amended by (i) deleting “; and” at the end of subsection (v) and replacing it with “;”, (ii) deleting “.” at the end of subsection (w) and replacing it with “;”, and (iii) inserting the following appearing as subsections (x), (y), (z), (aa), and (bb) thereto:

“(x) Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;

(y) Accounts billed and/or payable in a Currency other than Dollars;

(z) Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing;

(aa) Accounts owing from an Account Debtor which is a government entity or any department, agency, or instrumentality thereof; and

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(bb) Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment.”

7.44 Section 13 (Definitions). Subsection (c) of the definition of Permitted Liens is amended in its entirety and replace with the following:

“ (c) purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more that (A) One Million Dollars ($1,000,000.00) in the aggregate amount outstanding with respect to Parent and Delaware Subsidiary and (B) Fifteen Thousand Australian Dollars (AUD$15,000.00) with respect to Australian Borrower, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

7.45 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“ “Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.”

“ “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.”

“ “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus, commencing upon the occurrence of the Second Equity Event, (b) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve, and minus (c) the outstanding principal balance of any Advances.”

“ “Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”) and shall include, without limitation, any Letters of Credit pursuant to Section 2.8.”

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“ “Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement and the Australian Security and Guarantee); or (d) without limiting the foregoing, in respect of the Australian Borrower, there is a change of Control where ‘Control’: (i) has the meaning given in section 50AA of the Corporations Act; (ii) in respect of an ‘entity’ (as defined in the Corporations Act) includes the direct or indirect power to directly or indirectly direct the management or policies of the entity or control the membership or voting of the board of directors or other governing body of the entity; and (iii) includes owning or controlling, directly or indirectly, more than fifty percent (50.0%) of the shares or units in an entity.”

“ “Code” is (a) with respect to Parent, Delaware Subsidiary, and Vivo or any assets located in the United States, the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions, and (b) with respect to Australian Borrower and to any assets located in Australia, the PPS Law.”

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“ “Collateral” is (a) with respect to Parent, Delaware Subsidiary, and Vivo, any and all properties, rights and assets of Borrower described on Exhibit A and (b) with respect to Australian Borrower, any and all properties, rights and assets of Borrower granted by Australian Borrower to Bank or arising under Australian law or other applicable law, now, or in the future, including, without limitation, the “Secured Property” as defined in the Australian Security and Guarantee.”

“ “Collateral Account” is any Deposit Account, Securities Account, Commodity Account, or ADI Account.”

“ “Credit Extension” is any Advance, any Overadvance, any Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Designated Deposit Account” is account number ending in 945 (last three digits), maintained by Borrower with Bank (provided, however, if no such account number is included, then the Designated Deposit Account shall be any deposit account of Borrower maintained with Bank as chosen by Bank).”

“ “Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States, except where the terms “Australian Dollars” or “AUD$” are used to denote lawful money of Australia.”

“ “Eligible Foreign Accounts” means Accounts which are billed from and/or payable to Borrower in the United States, but are owing from an Account Debtor which does not have its principal place of business in the United States or Canada or whose billing address (as set forth in the applicable invoice for such Account) is not in the United States or Canada, but are otherwise Eligible Accounts. For the avoidance of doubt, Eligible Foreign Accounts shall include Novartis AG, Reckitt Benckiser Group Plc., and Alkermes Plc.”

“ “GAAP” (a) in respect of Australian Borrower, means accounting standards, principles and practices applying by law or otherwise generally accepted and consistently applied in Australia; and (b) in respect of Parent, Delaware Subsidiary and Vivo, is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.”

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“ “Guarantor” is any present or future guarantor of the Obligations, including, without limitation, Australian Parent.”

“ “IP Agreement” is, collectively, (i) that certain Intellectual Property Security Agreement dated as of the Effective Date by and between Parent and Bank, (ii) that certain Intellectual Property Security Agreement dated as of the Effective Date by and between Delaware Subsidiary and Bank, (iii) that certain Intellectual Property Security Agreement dated as of the 2018 Amendment Date by and between Vivo and Bank, and (iv) that certain Intellectual Property Security Agreement dated as of the 2018 Amendment Date by and between Australian Borrower and Bank, as each may be amended, modified or restated from time to time.”

“ “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.8.”

“ “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Subordination Agreement, the IP Agreement, the Australian Security and Guarantee, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

“ “Operating Documents” are, for any Person (other than the Australian Borrower), such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto, and in relation to the Australian Borrower, means its constitution.”

“ “Responsible Officer” is, with respect to Parent, Delaware Subsidiary, and Vivo, any of the Chief Executive Officer, Chief Operating Officer and Chief Administrative Officer of Borrower or in respect of Australian Borrower, the Australian equivalent of such officers.”

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“ “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and in relation to the Australian Borrower, without limiting the foregoing, includes a subsidiary as defined in the Corporations Act including any entity controlled by the Australian Borrower for the purposes of section 50AA of the Corporations Act. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.”

7.46 Section 13 (Definitions). The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“ “2018 Amendment Date” is June 21, 2018.”

“ “ADI Account” is any “ADI account” as defined in the PPSA with such additions to such term as may hereafter be made.”

“ “Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b) as an Authorized Signer of Borrower in an approval by the Board.”

“ “Australian Borrower” is RDDT A vivoPharm Company Pty Ltd ACN 123 380 110, a company incorporated under the laws of Australia and a Borrower hereunder.”

“ “Australian Insolvency Proceeding” means in respect of Australian Borrower: (a) except with Bank’s consent: (i) it is the subject of a Liquidation, or an order or an application is made for its Liquidation; or (ii) an effective resolution is passed or meeting summoned or convened to consider a resolution for its Liquidation; (b) an External Administrator is appointed to it or any of its assets or a step is taken to do so or any related body requests such an appointment; (c) a step is taken under section 601AA, 601AB or 601AC of the Corporations Act to cancel its registration; or (d) an analogous or equivalent event to any listed above occurs in any jurisdiction.”

“ “Australian Parent” is vivoPharm Pty Ltd ACN 106 101 615, a company incorporated under the laws of Australia and a Guarantor hereunder.”

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“ “Australian Security and Guarantee” means the document titled “General Security Deed and Guarantee and Indemnity” executed by Australian Borrower and Australian Parent in favor of Bank dated as of the 2018 Amendment Date, as may be amended, modified, restated, replaced or supplemented from time to time.”

“ “Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.”

“ “Corporations Act” means the Corporations Act 2001 (Cth).”

“ “External Administrator” means in respect of Australian Borrower, an administrator, controller or managing controller (each as defined in the Corporations Act), trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.”

“ “Letter of Credit Application” is defined in Section 2.8(b).”

“ “Letter of Credit Reserve” is defined in Section 2.8(e).”

“ “Liquidation” means, in respect of Australian Borrower: (a) a winding up, dissolution, liquidation, provisional liquidation, administration, bankruptcy or other proceeding for which an External Administrator is appointed, or an analogous or equivalent event or proceeding in any jurisdiction; or (b) an arrangement, moratorium, assignment or composition with or for the benefit of creditors or any class or group of them.”

“ “PNC Account” is defined in Section 6.8(a).”

“ “PNC Transition Period” is the period of time commencing on the 2018 Amendment Date and continuing through the earlier to occur of (a) October 19, 2018 or (b) an Event of Default.”

“ “PPS Law” means:

(a) the PPSA and any regulation made at any time under the PPSA, including the PPS Regulations (each as amended from time to time); and

(b) any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a) of this definition.”

“ “PPS Regulations” means the Personal Property Securities Regulations 2010 (Commonwealth of Australia).”

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“ “PPSA” means the Personal Properties Securities Act 2009 (Commonwealth of Australia).”

“ “Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.”

“ “Taxes” means any present or future taxes, levies, duties, imposts or other charges or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and, in addition to the foregoing, with respect to Australian Borrower, includes stamp duty and GST (as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth)), and “Tax” and “Taxation” have a corresponding meaning.”

“ “US Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.”

“ “Vivo” means vivoPharm, LLC, a Delaware limited liability company and a Borrower hereunder.”

“ “Westpac Accounts” is defined in Section 6.8(a).”

7.47 Section 13 (Definitions). The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof in its entirety:

“ “Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.”

7.48 Exhibit A (Collateral Description). Exhibit A to the Loan Agreement is amended in its entirety and replaced with the form attached hereto as Schedule 1.

7.49 Exhibit C (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form attached hereto as Schedule 2.

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8. Limitation of Amendments.

8.1 The amendments set forth in Section 7 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

8.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

9. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

9.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

9.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

9.3 The organizational documents of Existing Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

9.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

9.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

9.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

9.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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10. Ratification of Intellectual Property Security Agreements. Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 22, 2017 between Parent and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of June 16, 2017 (as amended, the “Parent IP Security Agreement”), and acknowledges, confirms and agrees that the Parent IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Parent IP Security Agreement, and (b) shall remain in full force and effect. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 16, 2017 between Delaware Subsidiary and Bank (the “Delaware Subsidiary IP Security Agreement” and collectively with the Parent IP Security Agreement, the “Existing Borrower IP Security Agreements), and acknowledges, confirms and agrees that the Delaware Subsidiary IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Delaware Subsidiary IP Security Agreement, and (b) shall remain in full force and effect. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “IP Agreement” shall mean and include, collectively, the Existing Borrower IP Security Agreements and the New Borrower IP Security Agreement.

11. Ratification of Perfection Certificates. Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of March 22, 2017, as amended as set forth on Schedule 3 attached hereto, delivered by Parent to Bank (the “Parent Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Parent provided to Bank in said Parent Perfection Certificate have not changed, as of the date hereof. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of March 22, 2017, as amended as set forth on Schedule 4 attached hereto, delivered by Delaware Subsidiary to Bank (the “Delaware Subsidiary Perfection Certificate” and collectively with the Parent Perfection Certificate, the “Existing Borrower Perfection Certificates”), and acknowledges, confirms and agrees the disclosures and information Delaware Subsidiary provided to Bank in said Delaware Subsidiary Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “Perfection Certificate” shall mean and include, collectively, the Existing Borrower Perfection Certificates and the New Borrower Perfection Certificate.

12. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

13. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

27

In Witness Whereof, this Amendment and all documents executed in connection therewith, or relating thereto, have been negotiated, prepared and deemed to be executed by Borrower in the United States of America. In addition, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Nathan Meaux
Name:	Nathan Meaux
Title:	Vice President

BORROWER

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

GENTRIS, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

VIVOPHARM, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

[Signature page to Joinder and Second Amendment to

Amended and Restated Loan and Security Agreement]

Executed by RDDT A VIVOPHARM COMPANY PTY LTD in accordance with Section 127 of the Corporations Act 2001

/s/ John A. Roberts	/s/ Ralf Brandt
Signature of director	Signature of director/company secretary (Please delete as applicable)
John A. Roberts	Ralf Brandt
Name of director (print)	Name of director/company secretary (print)

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in the Parent Perfection Certificate is true, complete and correct.

Date: June 21, 2018

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer
Email:	jay.roberts@cgix.com
Phone:	201-528-9200

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in the Delaware Subsidiary Perfection Certificate is true, complete and correct.

Date: June 21, 2018

GENTRIS, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer
Email:	jay.roberts@cgix.com
Phone:	201-528-9200

[Signature page to Joinder and Second Amendment to

Amended and Restated Loan and Security Agreement]

Schedule 1

The Collateral consists of all of Parent’s, Delaware Subsidiary’s and Vivo’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, domain names, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following: (a) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (b) any security deposits provided to landlords in the ordinary course of business, (c) the CD Accounts, or (c) motor vehicles.

Schedule 2

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: ______________________

FROM: Cancer Genetics, Inc., Gentris, LLC, VIVOPHARM, LLC, and RDDT A VIVOPHARM COMPANY PTY LTD

The undersigned authorized officer of Cancer Genetics, Inc., Gentris, LLC, and RDDT A VIVOPHARM COMPANY PTY LTD (collectively, “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements (consolidated and consolidating) with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	Earlier of FYE within 150 days or within 5 days after filing with SEC	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Deferred Revenue reports	Monthly within 30 days	Yes No
Board-approved Projections	FYE within 60 days	Yes No
Borrowing Base Reports	Monthly within 7 days and with each Advance request	Yes No
13-week cash flow forecast (prior to the occurrence of the Second Equity Event)	Weekly on Friday of each week	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Adjusted EBITDA (three-month, tested monthly)	*$________	$________	Yes No
Minimum Revenue (tested quarterly)	**$________	$________	Yes No
Minimum Liquidity (tested monthly)	$2,000,000.00	$________	Yes No

*As set forth in Section 6.9(a)

*As set forth in Section 6.9(b)

Streamline Period	Required	Actual	Complies
Maintain:
Adjusted Quick Ratio	> 1.50:1.0	_____:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

—————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————

CANCER GENETICS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

GENTRIS, LLC	Verified:
authorized signer
By:	Date:
Name:
Title:	Compliance Status: Yes No

VIVOPHARM, LLC

By:
Name:
Title:

RDDT A VIVOPHARM COMPANY PTY LTD

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I. Adjusted EBITDA (Section 6.9(a)) (three-months, tested monthly) (calculated on a consolidated basis with respect to Borrower and its Subsidiaries)

Required: *$___________

*As set forth in Section 6.9(a)

Actual: $___________

A.	Net Income	$______

B.	To the extent included in the determination of Net Income:

	1. Interest Expenses	$______

	2. depreciation expense	$______

	3. amortization expense	$______

	4. non-cash stock compensation expense	$______

	5. income tax expense	$______

	6. restructuring and severance costs (not to exceed $200,000.00 in the aggregate in any fiscal year of Borrower)	$______

	7. without duplication of 6, severance costs not exceeding One Hundred Ninety Thousand Dollars ($190,000.00) in the aggregate during the first (1st) quarter of Borrower’s 2017 fiscal year	$______

C.	The sum of lines 1 through 7	$_______

D.	Unfinanced capital expenditures	$_______

E.	Adjusted EBITDA (line A plus line C minus line D)	$_______

Is line E equal to or greater than *$________?

________ No, not in compliance

________ Yes, in compliance

II. Minimum Revenue (Section 6.9(b)) (tested quarterly for a quarterly period) (calculated on a consolidated basis with respect to Borrower and its Subsidiaries)

Required: *$___________

*As set forth in Section 6.9(b)

Actual: $___________

Is the actual revenue equal to or greater than *$________?

________ No, not in compliance

________ Yes, in compliance

III. Minimum Liquidity (Section 6.9(c)) (tested monthly) (calculated with respect to Borrower only, and not on a consolidated basis)

Required: $2,000,000.00

Actual: $___________

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank	$______

B.	Availability Amount	$_______

C.	Liquidity (line A plus line B)	$_______

Is line C equal to or greater than $2,000,000.00?

________ No, not in compliance

________ Yes, in compliance

Schedule 3

Amendments to Parent Perfection Certificate

1.	Section 2 of the Parent Perfection Certificate is amended by inserting the following text to appear as new subsections (d) and (e) thereof, immediately following subsection (c) thereof:

“ d. Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes [  ] No [X]

If yes, complete the following information:

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US P ersons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

e. Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 2(d) above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non- US Persons: Type of ID, ID number, country of issuance, expiration date
1	John A. Roberts	June 26, 1958			N/A

”

Schedule 4

Amendments to Delaware Subsidiary Perfection Certificate

1.	Section 2 of the Delaware Subsidiary Perfection Certificate is amended by inserting the following text to appear as new subsections (d) and (e) thereof, immediately following subsection (c) thereof:

“ d. Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes [  ] No [X]

If yes, complete the following information:

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

e. Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 2(d) above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non- US Persons: Type of ID, ID number, country of issuance, expiration date
1	John A. Roberts	June 26, 1958			N/A

”